File No. 333-174263

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDNMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OCZ TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or jurisdiction of incorporation or organization)

04-3651093
(I.R.S. Employer Identification No.)

6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ryan M. Petersen
President and Chief Executive Officer
OCZ TECHNOLOGY GROUP, INC.
6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur F. Knapp, Jr.
Chief Financial Officer
OCZ TECHNOLOGY GROUP, INC.
6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400

and

Philip J. Niehoff, Esq.
Mayer Brown LLP
71 S. Wacker Drive
Chicago, Illinois, 60606
(312) 701-7843

Approximate date of proposed sale to the public:
As soon as practicable, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common stock, par value $0.0025 per share	4,160,630	$7.62	$31,704,000.60	$3,680.83	(3)

(1)       Consisting of shares of common stock issued to certain shareholders of Indilinx Co., Ltd.

(2)       Calculated pursuant to Rule 457(o) under the Securities Act.

(3)       Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 17, 2011

4,160,630

Shares of Common Stock

This prospectus relates to the resale by the selling stockholders identified in the section entitled “Selling Stockholders” on page 12 of up to 4,160,630 shares of common stock, par value $0.0025 per share, of OCZ Technology Group, Inc. (“ OCZ ”).

The Selling Stockholders (which term as used herein includes their pledgees, assignees, or other successors-in-interest) may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares.  For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section entitled “ Plan of Distribution ” on page 21 of this prospectus.  We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders.

No underwriter or other person has been engaged to facilitate the sale of shares of our common stock in this offering.  The Selling Stockholders may be deemed underwriters of the shares of our common stock that they are offering.  We will bear all costs, expenses and fees in connection with the registration of these shares.  The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

Our common stock is currently listed on The NASDAQ Capital Market under the symbol “OCZ”.  On June 15, 2011, the last reported sales price of our shares on The NASDAQ Capital Market was $7.63 per share.  You should rely only on the information contained in this prospectus.

We currently have three effective registration statements pursuant to which the selling stockholders identified in the prospectuses that are part of those registration statements may sell from time to time up to an aggregate of (i) 16,998,880 shares of outstanding common stock and (ii) 4,961,835 shares of common stock issuable upon exercise of outstanding warrants.

Investing in shares of our common stock involves risks.  See the section entitled “Risk Factors” beginning on  page 7 of this prospectus.  You should carefully read and consider these risk factors before you invest in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is             .

TABLE OF CONTENTS

THE COMPANY	4

RISK FACTORS	5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	8

USE OF PROCEEDS	9

DESCRIPTION OF CAPITAL STOCK

PLAN OF DISTRIBUTION	19

LEGAL MATTERS	21

EXPERTS	21

WHERE YOU CAN FIND MORE INFORMATION	21

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	22

The distribution of this prospectus may be restricted by law in certain jurisdictions.  You should inform yourself about and observe any of these restrictions.  If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of our common stock to which they relate.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, than contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us.  Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us.  You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date.

Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

THE COMPANY

We are a leader in the design, manufacture and distribution of high-performance solid state drives, or SSDs. We focus primarily on three market segments: High-Performance and Server, Enterprise and Consumer.

•	High Performance and Server – Includes servers, workstations and high-performance computing devices primarily used in the enterprise and in specialized environments including technology and aviation

•	Enterprise – Includes data centers, cloud computing, enterprise computing devices and storage area networks

•	Consumer – Includes a broad array of consumer devices including PCs, laptops, tablets, gaming devices and mobile handsets

Our solutions provide high-performance SSDs to each of our focus market segments at competitive prices. We sell our SSDs and components directly to enterprise customers and original equipment manufacturers, or OEMs, through our direct sales force, and to other end customers through a channel of systems integrators, IT integrators and fulfillment and retail distributors, including many online retailers that are focused on technology.

Historically, we primarily focused on developing, manufacturing and selling high-performance DRAM memory modules to individual computing enthusiasts through catalog and online retail channels. As the market for SSDs began to develop over the last several years, we have shifted our focus to serve this emerging market as our primary focus. We believe that our strong R&D foundation in memory has provided a solid R&D platform and natural transition to develop our SSD capabilities, given the technological similarities between product categories. We began to implement a strategy to shift our focus towards the emerging SSD market in early 2009, which has resulted in our revenue mix shifting heavily towards SSDs, which became a majority of our business in 2010. In August 2010, we announced that we planned to deemphasize our legacy memory products by discontinuing certain low margin commodity DRAM module products. By February 28, 2011, the end of our fiscal year, we had discontinued our legacy memory products to focus on SSDs in accordance with our previously announced plans in January 2011. On March 25, 2011, we closed on our previously announced acquisition of Indilinx Co., Ltd., a leading fabless provider of flash controller silicon and software for SSDs.

In addition to our SSD product lines, we design, develop, manufacture and sell other high-performance components for computing devices and systems, including thermal management solutions, AC/DC switching power supplies, or PSUs, and computer gaming solutions for the consumer market.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “OCZ” and similar terms refer to OCZ Technology Group, Inc., a Delaware corporation, and our subsidiaries.

Corporate Information

We were founded in 2002 and incorporated in Delaware in December 2004.  We have two subsidiaries, OCZ Canada, Inc., a Canadian corporation, and OCZ Technology Ireland Limited, an Irish corporation.  As part of the March 2011 Indilinx acquisition, we added subsidiaries in Korea and the USA.

Our principal executive offices are located at 6373 San Ignacio Avenue, San Jose California, 95119, and our telephone number is (408) 733-8400.  Our website address is www.ocztechnology.com.  The information on, or that can be accessed through our website is not part of this prospectus.

RISK FACTORS

You should carefully consider the risks described below and those included in Part I, Item 1A entitled “Risk Factors ” of OCZ Technology Group, Inc.’s Annual Report filed on Form 10-K with the Securities and Exchange Commission on May 17, 2011, as amended by Amendment No. 1 thereto on Form 10-K/A, as filed with the SEC on May 31, 2011, before making a decision to buy our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed. In that case, the trading price of our common stock could decline and you might lose all or part of your investment in our common stock. You should also refer to the other information set forth in this prospectus, including our financial statements and the related notes.

Risks Related to our Common Stock and this Offering

The price of our common stock may be volatile and subject to wide fluctuations.

The market price of the securities of technology companies has been especially volatile. In addition, our common stock was listed on the OTCBB since January 14, 2009 and only recently began trading on the NASDAQ Capital Market on April 23, 2010. Accordingly, we have an extremely limited history of public trading of our common stock within the United States. The market price of our common stock may be subject to wide fluctuations. If our net sales do not increase or increase less than we anticipate, or if operating or capital expenditures exceed our expectations and cannot be adjusted accordingly, or if some other event adversely affects us, the market price of our common stock could decline. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Factors that could cause fluctuations in our stock price may include, among other things:

•	actual or anticipated variations in quarterly operating results;
•	changes in financial estimates by us or by any securities analysts who might cover our stock, or our failure to meet the estimates made by securities analysts;
•	changes in the market valuations of other companies operating in our industry;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;
•	additions or departures of key personnel; and
•	a general downturn in the stock market.

The market price of our stock also might decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we were to become the subject of securities class action litigation, it could result in substantial costs and a diversion of management’s attention and resources.

We may experience significant period-to-period quarterly and annual fluctuations in our net sales and operating results, which may result in volatility in our share price.

We may experience significant period-to-period fluctuations in our net sales and operating results in the future due to a number of factors and any such variations may cause our share price to fluctuate. It is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If this occurs, our share price could drop significantly.

A number of factors, in addition to those cited in other risk factors applicable to our business, may contribute to fluctuations in our sales and operating results, including:

•	the timing and volume of orders from our customers;
•	the rate of acceptance of our products by our customers, including the acceptance of design wins;
•	the demand for and life cycles of the products incorporating our products;
•	the rate of adoption of our products in the end markets we target;
•	cancellations or deferrals of customer orders in anticipation of new products or product enhancements from us or our competitors or other providers;
•	changes in product mix; and
•	the rate at which new markets emerge for products we are currently developing or for which our design expertise can be utilized to develop products for these new markets.

Our management will have broad discretion in the use of the net proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

The sale of our outstanding common stock and exercise of outstanding warrants and options are not subject to lock-up restrictions and may have an adverse effect of the market price of the our stock.

As of May 5, 2011, we had 51,382,632 shares of common stock outstanding, options to purchase an aggregate of 3,945,277 shares of common stock outstanding, and warrants to purchase an aggregate of 4,220,938 shares outstanding. Since only 4,584,193 shares of our common stock are subject to lock-up restrictions, subject to certain exceptions, the other holders of our common stock could sell substantial amounts of their holdings. The sale or even the possibility of sale of such stock or the stock underlying the options and warrants could have an adverse effect on the market price for our securities or on our ability to obtain a future public financing. If and to the extent that warrants and/or options are exercised, stockholders could be diluted.

Future sales of shares could depress our share price.

We currently have three effective registration statements pursuant to which the selling stockholders identified in the prospectuses that are part of those registration statements may sell from time to time up to an aggregate of (i) 16,998,880 shares of outstanding common stock and (ii) 4,961,835 shares of common stock issuable upon exercise of outstanding warrants. In addition, we are required to file a registration statement with the SEC within 30 days following the closing of the Indilinx acquisition registering for resale the 4,160,630 shares of our common stock that will be issued or issuable to the Indilinx shareholders and to have the registration statement effective within 90 days following the closing, subject to certain exceptions. Sales by those selling stockholders, especially if in heavy volume and at the same time, could negatively affect our stock price. Moreover, the perception in the public market that these stockholders might sell our common stock could depress the market price of the common stock. Additionally, we may sell or issue shares of common stock in a public offering one or more additional financings or in connection with future acquisitions, which will result in additional dilution and may adversely affect market prices for our common stock.

No prediction can be made as to the precise effect, if any, that sales of shares of our common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

Anti-takeover provisions in our organizational documents may discourage our acquisition by a third party, which could limit your opportunity to sell your shares at a premium.

Our fourth amended and restated certificate of incorporation includes provisions that could limit the ability of others to acquire control of us, modify our structure or cause us to engage in change of control transactions, including, among other things, provisions that restrict the ability of our stockholders to call meetings and provisions that authorize our board of directors, without action by our stockholders, to issue additional common stock.

These provisions could deter, delay or prevent a third party from acquiring control of us in a tender offer or similar transactions, even if such transaction would benefit our stockholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts or current facts included in this prospectus, or incorporated by reference herein, including, without limitation, statements regarding our plans, strategies and prospects, objectives, expectations, intentions, adequacy of resources, and industry estimates, are forward-looking statements.  Forward looking identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended February 28, 2011, as amended, and elsewhere in this prospectus and any prospectus supplement, including, without limitation, in conjunction with the forward-looking statements included in this prospectus and any prospectus supplement and any documents that we file in the future with the SEC that are incorporated by reference in this prospectus.  All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

USE OF PROCEEDS

We are registering these shares pursuant to the registration rights granted to the Selling Stockholders in connection with a registration rights agreement with the Selling Stockholders.  The Selling Stockholders will receive all of the net proceeds from the sale of the shares of our common stock offered for resale by them under this prospectus.  We will not receive any proceeds from the resale of shares of our common stock by the Selling Stockholders covered by this prospectus.

SELLING STOCKHOLDERS

An aggregate of 4,160,630 shares of common stock may be offered for sale and sold from time to time pursuant to this prospectus by the Selling Stockholders.  The term “Selling Stockholders” includes the stockholders listed below and their pledgees, assignees, or other successors-in-interest.  We have agreed to register all of the shares offered hereby for resale by the Selling Stockholders under the Securities Act and to pay all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the Selling Stockholders.  Information concerning the Selling Stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

Except as disclosed under this prospectus, none of the Selling Stockholders has held a position or office or had a material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities.

The following table sets forth, for each of the Selling Stockholders to the extent known by us, the number of shares of our common stock beneficially owned, the number of shares of our common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of this offering, assuming all shares offered hereby are sold.

Unless otherwise indicated, the Selling Stockholders have sole voting and investment power with respect to their shares of common stock.  All of the information contained in the table below is based upon information provided to us by the Selling Stockholders, and we have not independently verified this information.  The Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 51,382,632 shares of our common stock issued and outstanding as of May 5, 2011.

For the purposes of the following table, the number of shares of our common stock beneficially owned, has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”) and such information is not necessarily indicative of beneficial ownership for any other purpose.  Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, restricted stock unit, warrant or other rights.

On March 14, 2011, we entered into a Share Purchase Agreement, as amended by that certain First Amendment dated March 22, 2011, (the “ Agreement ”) by and among OCZ, Indilinx Co., Ltd., a company organized under the laws of the Republic of Korea (“ Indilinx ”), the shareholders of the Indilinx and DLS Law Firm, as Seller Representative, pursuant to which OCZ agreed to acquire all of the outstanding shares of Indilinx for a total purchase price of approximately $32.0 million paid as follows: (1) $568,459 in cash payable to the holders of vested and unvested Indilinx stock options, as may be adjusted under the terms of the Agreement, and (2) 4,160,630 shares of OCZ common stock (the “ Stock Consideration ”).  These shares were issued in reliance of the exemption from securities registration in Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, as well as Regulation S. 10% of the Stock Consideration was placed in escrow to serve as security for any post-closing working capital and other adjustments and to cover any indemnification claims that OCZ may have under the Agreement for breaches of the representations, warranties and covenants made by Indilinx and the shareholders of Indilinx.

	SHARES OF COMMON STOCK BENEFICIALLY OWNED PRIOR TO THIS OFFERING					SHARES OF COMMON STOCK BENEFICIALLY OWNED AFTER THIS OFFERING
NAME AND ADDRESS OF HOLDER	NUMBER OF SHARES OWNED PRIOR TO OFFERING		TOTAL # OF SHARES BENEFICIALLY OWNED	% OF OUTSTANDING SHARES	NUMBER OF OFFERED SHARES	NUMBER OF SHARES BENEFICIALLY OWNED AFTER THE OFFERING	% OF OUTSTANDING SHARES

Bumsoo Kim c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	466,267	(1)	466,267	0.91%	466,267	-	-

Hyun Mo Chung c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	223,808	(2)	223,808	0.44%	223,808	-	-

Hye-Mo Kim c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	17,677	(3)	17,677	0.03%	17,677	-	-

Hyun Ju Ma c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	17,677	(4)	17,677	0.03%	17,677	-	-

Jaryang Koo c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	48,867	(5)	48,867	0.10%	48,867	-	-

Dong Hyeon Lee c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	31,731	(6)	31,731	0.06%	31,731	-	-

Dae Sik Won c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	41,250	(7)	41,250	0.08%	41,250	-	-

Jeongil Kim c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	9,520	(8)	9,520	0.02%	9,520	-	-

Yong Suk Kim c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	9,520	(9)	9,520	0.02%	9,520	-	-

Geon Young Hong c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	19,038	(10)	19,038	0.04%	19,038	-	-

Sangmin Seok c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	9,520	(11)	9,520	0.02%	9,520	-	-

Jin Yong Heo c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	6,610	(12)	6,610	0.01%	6,610	-	-

Moonsoo Han c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	23,006	(13)	23,006	0.04%	23,006	-	-

Eun-Sang Yu c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	12,692	(14)	12,692	0.02%	12,692	-	-

Han Mook Park c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	7,932	(15)	7,932	0.02%	7,932	-	-

Junghan Kim c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	1,322	(16)	1,322	0.00%	1,322	-	-

Hong Ki Kim c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	9,520	(17)	9,520	0.02%	9,520	-	-

Heung Hwan In c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	6,610	(18)	6,610	0.01%	6,610	-	-

Kwi Hwan Na c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	6,347	(19)	6,347	0.01%	6,347	-	-

Woon Sik Park c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	6,347	(20)	6,347	0.01%	6,347	-	-

Eun Byol Lee c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	6,347	(21)	6,347	0.01%	6,347	-	-

Hyunchul Park c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	17,452	(22)	17,452	0.03%	17,452	-	-

Hyunggeun An c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	4,760	(23)	4,760	0.01%	4,760	-	-

Hyun Mun In c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	22,477	(24)	22,477	0.04%	22,477	-	-

Yun Chan Myung c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	14,014	(25)	14,014	0.03%	14,014	-	-

Kyong Hyun Kim c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	1,322	(26)	1,322	0.00%	1,322	-	-

Seung Yeob Song c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	9,520	(27)	9,520	0.02%	9,520	-	-

Sunyoung Cho c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	15,866	(28)	15,866	0.03%	15,866	-	-

Sangwon Lee c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	3,173	(29)	3,173	0.01%	3,173	-	-

Jinsoo Kim c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	3,173	(30)	3,173	0.01%	3,173	-	-

Soogil Jeong c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	18,510	(31)	18,510	0.04%	18,510	-	-

Jung Suk Pyeon c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	1,322	(32)	1,322	0.00%	1,322	-	-

Sun Ho Park c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	3,173	(33)	3,173	0.01%	3,173	-	-

Young Sik Park c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	6,347	(34)	6,347	0.01%	6,347	-	-

Tae Kyung Kim c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	6,347	(35)	6,347	0.01%	6,347	-	-

Sang Kyu Lee c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	1,983	(36)	1,983	0.00%	1,983	-	-

Ik-Taek Kweon c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	6,610	(37)	6,610	0.01%	6,610	-	-

Hyoun Kwon Jeong c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	9,520	(38)	9,520	0.02%	9,520	-	-

Ki Young Lee c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	4,760	(39)	4,760	0.01%	4,760	-	-

Byoung Young Ahn c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	4,760	(40)	4,760	0.01%	4,760	-	-

Gui-Young Lee c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	12,692	(41)	12,692	0.02%	12,692	-	-

Su Young Kang c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	19,303	(42)	19,303	0.04%	19,303	-	-

Dongsup Chung c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	15,733	(43)	15,733	0.03%	15,733	-	-

Kyung Yul Oh c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	25,384	(44)	25,384	0.05%	25,384	-	-

Eun Jin Cho c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	3,173	(45)	3,173	0.01%	3,173	-	-

Jae-Wook Cheong c/o Indilinx Co., Ltd. 309-2 C-dong Bundang Techno Park, 145 Yatap-dong, Bundanggu, Seongnam-si, Gyeonggi-do, 463-760 Republic of Korea	9,520	(46)	9,520	0.02%	9,520	-	-

Softbank Ranger Venture Investment Partnership (47) 8th Fl. Shinyoung Build., 68-5 Cheongdam-dong, Gangam-gu, Seoul, 135-953 Republic of Korea	1,286,289	(48)	1,286,289	2.50%	1,286,289	-	-

2005kif-Mvpit Fund Partnership (49) 3rd Fl. I-castle2 Build., 87-1 Nonhyon-dong, Gangnam-gu Seoul, 135-953 Republic of Korea	748,950	(50)	748,950	1.46%	748,950	-	-

Npc07-2mvpcapital Venture Fund Partnership (51) 3rd Fl. I-castle2 Build., 87-1 Nonhyon-dong, Gangnam-gu Seoul, 135-953 Republic of Korea	161,855	(52)	161,855	0.31%	161,855	-	-

Busan Venture Fund Partnership (53) 41st Fl. KWTC Build., 159-1, Samsung-dong, Gangnam-gu Seoul, 135-729 Republic of Korea	266,275	(54)	266,275	0.52%	266,275	-	-

Mirae Asset Good Company Investment Fund #2 (55) 2nd fl. Dong-BuRoot B/D, 16-2, Sunae-dong, Bundang-gu, Seongnam City, Kyunggi-do, Republic of Korea	161,498	(56)	161,498	0.31%	161,498	-	-

09-6 Mvp Venture Fund Partnership(57) 3rd Fl. I-castle2 Build, 87-1 Nonhyon-dong, Gangnam-gu Seoul, 135-953 Republic of Korea	313,261	(58)	313,261	0.61%	313,261	-	-

(1).	Includes 46,626 shares subject to the escrow pursuant to the Escrow Agreement.

(2).	Includes 22,380 shares subject to the escrow pursuant to the Escrow Agreement.

(3).	Includes 1,767 shares subject to the escrow pursuant to the Escrow Agreement.

(4).	Includes 1,767 shares subject to the escrow pursuant to the Escrow Agreement.

(5).	Includes 4,886 shares subject to the escrow pursuant to the Escrow Agreement.

(6).	Includes 3173 shares subject to the escrow pursuant to the Escrow Agreement.

(7).	Includes 4125 shares subject to the escrow pursuant to the Escrow Agreement.

(8).	Includes 952 shares subject to the escrow pursuant to the Escrow Agreement.

(9).	Includes 952 shares subject to the escrow pursuant to the Escrow Agreement.

(10).	Includes 1,903 shares subject to the escrow pursuant to the Escrow Agreement.

(11).	Includes 952 shares subject to the escrow pursuant to the Escrow Agreement.

(12).	Includes 661 shares subject to the escrow pursuant to the Escrow Agreement.

(13).	Includes 2,300 shares subject to the escrow pursuant to the Escrow Agreement.

(14).	Includes 1,269shares subject to the escrow pursuant to the Escrow Agreement.

(15).	Includes 793 shares subject to the escrow pursuant to the Escrow Agreement.

(16).	Includes 132 shares subject to the escrow pursuant to the Escrow Agreement.

(17).	Includes 952 shares subject to the escrow pursuant to the Escrow Agreement.

(18).	Includes 661 shares subject to the escrow pursuant to the Escrow Agreement.

(19).	Includes 634 shares subject to the escrow pursuant to the Escrow Agreement.

(20).	Includes 634 shares subject to the escrow pursuant to the Escrow Agreement.

(21).	Includes 634 shares subject to the escrow pursuant to the Escrow Agreement.

(22).	Includes 1,745 shares subject to the escrow pursuant to the Escrow Agreement.

(23).	Includes 476 shares subject to the escrow pursuant to the Escrow Agreement.

(24).	Includes 2247 shares subject to the escrow pursuant to the Escrow Agreement.

(25).	Includes 1,401 shares subject to the escrow pursuant to the Escrow Agreement.

(26).	Includes 132 shares subject to the escrow pursuant to the Escrow Agreement.

(27).	Includes 952 shares subject to the escrow pursuant to the Escrow Agreement.

(28).	Includes1,586 shares subject to the escrow pursuant to the Escrow Agreement.

(29).	Includes 317 shares subject to the escrow pursuant to the Escrow Agreement.

(30).	Includes 317 shares subject to the escrow pursuant to the Escrow Agreement.

(31).
Even though Mr. Jeong was entitled to a total 18,510 shares of common stock, OCZ withheld 84 shares in order to cover a Korean securities transaction tax that applies to non-Korean holders.  Includes 1,851shares subject to the escrow pursuant to the Escrow Agreement.

(32).	Includes 132 shares subject to the escrow pursuant to the Escrow Agreement.

(33).	Includes 317 shares subject to the escrow pursuant to the Escrow Agreement.

(34).	Includes 634 shares subject to the escrow pursuant to the Escrow Agreement.

(35).	Includes 634 shares subject to the escrow pursuant to the Escrow Agreement.

(36).	Includes 198 shares subject to the escrow pursuant to the Escrow Agreement.

(37).	Includes 661 shares subject to the escrow pursuant to the Escrow Agreement.

(38).	Includes 952 shares subject to the escrow pursuant to the Escrow Agreement.

(39).	Includes 476 shares subject to the escrow pursuant to the Escrow Agreement.

(40).	Includes 476 shares subject to the escrow pursuant to the Escrow Agreement.

(41).	Includes 1,296 shares subject to the escrow pursuant to the Escrow Agreement.

(42).	Includes 1,930 shares subject to the escrow pursuant to the Escrow Agreement.

(43).	Includes 1,573 shares subject to the escrow pursuant to the Escrow Agreement.

(44).	Includes 2,538 shares subject to the escrow pursuant to the Escrow Agreement.

(45).	Includes 317 shares subject to the escrow pursuant to the Escrow Agreement.

(46).	Includes 952 shares subject to the escrow pursuant to the Escrow Agreement.

(47).
Softbank Ventures Korea Inc., a Korea corporation, is the general partner (“GP”) of, and has investment discretion over the shares held by Softbank Ranger Venture Investment Partnership.  Gyu Hak Moon, Dong Seok Kang, Kang Joon Lee, Ji Hoon Rim, Eun Woo Lee and Dong Suk Shin are the members of the investment committee of Softbank Ventures Korea Inc., and in such capacity, have voting and dispositive power with respect to such shares.  Each of Softbank Ventures Korea Inc., to the extent of and in its capacity as the GP, and Gyu Hak Moon, Dong Seok Kang, Kang Joon Lee, Ji Hoon Rim, Eun Woo Lee and Dong Suk Shin disclaims beneficial ownership of the shares.

(48).	Includes 128, 628 shares subject to the escrow pursuant to the Escrow Agreement.

(49).
mvp capital Co., a Korean corporation, is the general partner (“GP”) of, and has investment discretion over the shares held by, 2005KIF-MVPIT Fund Partnership.  Ki moon Nam, June Chung, Sung Hee Lee, Young Kwon Ku are the members of the investment committee of mvp capital Co., and, in such capacity, have voting and dispositive power with respect to such shares.  Each of mvp capital Co., to the extent of and in its capacity as the GP, and Ki moon Nam, June Chung, Sung Hee Lee, Young Kwon Ku disclaims beneficial ownership of the shares.

(50).	Includes 74,895 shares subject to the escrow pursuant to the Escrow Agreement.

(51).
mvp capital Co., a Korean corporation, is the general partner (“GP”) of, and has investment  discretion over the shares held by, 2005KIF-MVPIT Fund Partnership.  Ki moon Nam, June Chung, Sung Hee Lee, Young Kwon Ku are the members of the investment committee of mvp capital Co., and, in such capacity, have voting and dispositive power with respect to such shares.  Each of mvp capital Co., to the extent of and in its capacity as the GP, and Ki moon Nam, June Chung, Sung Hee Lee, Young Kwon Ku disclaims beneficial ownership of the shares.

(52).	Includes 16,185 shares subject to the escrow pursuant to the Escrow Agreement.

(53).
Myventure Partners, Inc., a Korean corporation, is the general partner (“GP”) of, and has investment discretion over the shares held by Busan Venture Fund.  Woo Han Kim, Chul Ju Kim, Han Seung Kim and Kang Woon Lee are the members of the investment committee of Myventure Partners, Inc., and, in such capacity, have voting and dispositive power with respect to such shares.  Each of Myventure Partners, Inc., to the extent of and in its capacity as the GP, and Woo Han Kim, Chul Ju Kim, Han Seung Kim and Kang Woon Lee disclaims beneficial ownership of the shares.

(54).	Includes 26,627 shares subject to the escrow pursuant to the Escrow Agreement.

(55).
Mirae Asset Venture Investment Co., Ltd., a Korean corporation, is the general partner (“GP”) of, and has investment discretion over the shares held by Mirae Asset Good Company Investment Fund #2.  Eung Suk Kim, Nam Ki Kim, Jae Joon Kim, Jung Su Han, Jae Woo Kim, and Kyung Mo Kim are the members of the investment committee of Mirae Asset Venture Investment Co., Ltd., and, in such capacity, have voting and dispositive power with respect to such shares.  Each of Mirae Asset Venture Investment Co., Ltd., to the extent of and in its capacity as the GP, and Eung Suk Kim, Nam Ki Kim, Jae Joon Kim, Jung Su Han, Jae Woo Kim, and Kyung Mo Kim disclaims beneficial ownership of the shares.

(56).	Includes 16,149 shares subject to the escrow pursuant to the Escrow Agreement.

(57).
mvp capital Co., a Korean corporation, is the general partner (“GP”) of, and has investment discretion over the shares held by, 2005KIF-MVPIT Fund Partnership.  Ki moon Nam, June Chung, Sung Hee Lee, Young Kwon Ku are the members of the investment committee of mvp capital Co., and, in such capacity, have voting and dispositive power with respect to such shares.  Each of mvp capital Co., to the extent of and in its capacity as the GP, and Ki moon Nam, June Chung, Sung Hee Lee, Young Kwon Ku disclaims beneficial ownership of the shares.

(58).	Includes 31,326 shares subject to the escrow pursuant to the Escrow Agreement.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the common stock (“Common Stock”) of OCZ Technology Group, Inc., a Delaware corporation (“ OCZ ”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock included in this prospectus on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

However, OCZ has the right, in its sole and exclusive discretion, to require all Holders to sell the Registrable Securities through a registered broker-dealer designated by the Company, which broker-dealer shall have reasonable discretion to distribute the Registrable Securities in an orderly manner that minimizes adverse impacts on future sales and prices of the Common Stock.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “ Securities Act ”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440 of the Financial Industry Regulatory Authority (“ FINRA ”); and in the case of a principal transaction a markup or markdown in compliance with FINRA’s NASD IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed OCZ that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

OCZ is required to pay certain fees and expenses incurred by OCZ incident to the registration of the shares, including SEC filing fees.  OCZ has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act and have advised OCZ that they will comply with applicable prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  Each Selling Stockholder has advised OCZ that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares registered hereunder.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares registered hereunder by the Selling Stockholders.

OCZ agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect; (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect; or (iii) three (3) years from March 25, 2011.  The shares registered hereunder will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares registered hereunder may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person.  OCZ will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale, except where there is an exemption from such delivery requirements under applicable securities laws.

LEGAL MATTERS

The validity of the common stock offered in this prospectus will be passed upon for us by Mayer Brown LLP.

EXPERTS

The consolidated financial statements of OCZ Technology Group, Inc. and subsidiaries for the fiscal year ended February 28, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Crowe Clark Whitehill LLP (On October 1, 2010, Horwath Clark Whitehill LLP changed its name to Crowe Clark Whitehill LLP), which is an independent registered public accounting firm, as stated in their report dated May 1, 2009, which is incorporated by reference herein, and such consolidated financial statements have been so incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of OCZ Technology Group, Inc. for the two fiscal years ended February 28, 2010 and February 28, 2011 have been so incorporated in reliance on the report of Crowe Horwath LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC (such registration statement, together with all amendments and exhibits thereto, being hereinafter referred to as the “ Registration Statement ”) under the Securities Act, for the registration of the shares of common stock that may be offered and sold hereunder.  This prospectus does not contain all the information set forth in the Registration Statement; certain parts of which are omitted in accordance with the rules and regulations of the SEC.  Reference is hereby made to the Registration Statement which contains further information with respect to us and our common stock.  Statements herein concerning the provisions of documents filed as exhibits to the Registration Statement are necessarily summaries of such documents, and each such statement is qualified by reference to the copy of the applicable document filed with the SEC.

We are subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act ”), and in accordance therewith file reports, including annual and quarterly reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room, 100 F Street, NE, Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  Our SEC filings are also available to the public at the SEC’s website at  http://www.sec.gov .  The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus.

You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

OCZ Technology Group, Inc.
6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

•
Our Annual Report on Form 10-K for the fiscal year ended February 28, 2011, as filed with the SEC on May 17, 2011, as amended by Amendment No. 1 thereto on Form 10-K/A, as filed with the SEC on May 31, 2011.

•
Our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2010, as filed with the SEC on July 12, 2010, Amendment No. 1 thereto on Form 10Q/A, as filed with the SEC on July 19, 2010, the Form 10-Q for the quarterly period ended August 31, 2010, as filed with the SEC on October 15, 2010 and the Form 10-Q for the quarterly period ended November 30, 2010, as filed with the SEC on January 13, 2011, as  amended by Amendment No. 1 thereto on Form 10Q/A, as filed with the SEC on January 14, 2011, and as amended by  Amendment No. 2 thereto on Form 10Q/A, as filed with the SEC on April 21, 2011.

•
Our Current Reports on Form 8-K, as filed with the SEC on March 26, 2010, March 29, 2010, April 8, 2010, April 13, 2010, April 23, 2010, May 11, 2010, May 11, 2010, May 14, 2010, May 27, 2010, June 3, 2010, June 28, 2010, June 29, 2010, August 18, 2010, October 12, 2010 (other than the information under Item 2.02 and in Exhibit 99.1), November 4, 2010, November 16, 2010, February 11, 2011, March 18, 2011, March 28 , 2011(other than the information under Items 2.02 and 7.01 and Exhibit 99.1),  April 13, 2011, April 25, 2011 and June 3, 2011.

•
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 5, 2010 (File No. 001-34650), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the filing date of this registration statement and before its effectiveness and (ii) on or after the effective date of this registration statement and prior to the sale of all shares of common stock to which this prospectus relates or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us at:

OCZ Technology Group, Inc.
6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

The following table sets forth our estimates of the expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by us.

SEC Registration Fee	$3,700
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$5,000
Printing Fees and Expenses	$2,500
Transfer Agent Fee	$1,500
Miscellaneous	$2,000
TOTAL	$34,700

*Does not include expense of preparing prospectus supplements and other expenses relating to offerings of common stock.

ITEM 15.  Indemnification of Directors and Officers

As permitted by the DGCL, our Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

▪	For any breach of the director’s duty of loyalty to us or our stockholders;

▪	For any breach of the director’s duty of loyalty to us or our stockholders;

▪	For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

▪	Under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

▪	For any transaction from which the director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.  Section 145 of the DGCL also provides that a corporation has the power to maintain insurance on behalf of its directors and officers against any liability asserted against those persons and incurred by them in their capacity as directors or officers, as applicable, whether or not the corporation would have the power to indemnify them against liability under the provisions of Section 145 of the DGCL.

Our Certificate of Incorporation and Bylaws also provide for the indemnification of our directors and officers to the fullest extent authorized by the DGCL.  The indemnification provided under our Certificate of Incorporation and Bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.  We intend to maintain director and officer liability insurance on behalf of our directors and officers.

The foregoing summaries are necessarily subject to the complete text of the DGCL, our Certificate of Incorporation and Bylaws.

ITEM 16.  Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

ITEM 17.  Undertakings

a)	The undersigned registrant hereby undertakes:

(1).	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2).
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3).	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4).	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5).
That, for purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, OCZ Technology Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on June 16, 2011.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Ryan M. Petersen
Ryan M. Petersen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Ryan M. Petersen	Chief Executive Officer and Director	June 16, 2011
Ryan M. Petersen	(Principal Executive Officer)

*	Chief Financial Officer	June 16, 2011
Arthur F. Knapp, Jr.	(Principal Financial and Accounting Officer)

*	Director	June 16, 2011
Adam Epstein

*	Director	June 16, 2011
Richard L. Hunter

*	Director	June 16, 2011
Russell J. Knittel

*	Director	June 16, 2011
Ralph Schmitt

*By:	/s/ Ryan M. Petersen
Ryan M. Peterson
Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Fourth Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on September 30, 2009. (1)

3.2	Fourth Amended and Restated Bylaws.(1)

3.3	Fourth Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on September 30, 2009. (1)

3.4	Certificate of Designation as filed with the Delaware Secretary of State on November 4, 2009.(2)

4.1	Specimen common stock certificate of OCZ Technology Group, Inc.(1)

5.1	Opinion of Mayer Brown LLP.(3)

23.1	Consent of Independent Registered Public Accounting Firm – Crowe Horwath LLP.(3)

23.2	Consent of Independent Registered Public Accounting Firm – Crowe Clark Whitehill LLP.(3)

23.3	Consent of Mayer Brown LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to exhibit of the same number to the Registrant’s Form 10 filed on September 30, 2009.

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q filed on January 14, 2010.

(3)	Previously filed.

(4)	Filed herewith.